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                                  EXHIBIT 10.3

                          ADVANCED MICRO DEVICES, INC.
                           1992 STOCK INCENTIVE PLAN
                                   AS AMENDED


1.         PURPOSE

           The purpose of this Plan is to encourage key personnel, whose long-term employment is considered essential to the Company's continued progress, to remain in the employ of the Company or its subsidiaries. By means of the Plan, the Company also seeks to attract new key employees whose future services are necessary for the continued improvement of operations. The Company intends future increases in the value of securities granted under this Plan to form part of the compensation for services to be rendered by such employees in the future.


2.         DEFINITIONS

           The terms defined in this Section 2 shall have the respective meanings set forth herein, unless the context otherwise requires.

           (a) Affiliate: The term "Affiliate" shall mean any corporation, partnership, joint venture or other entity in which the Company holds an equity, profits or voting interest of thirty percent (30%) or more.

           (b) Award Price: The term "Award Price" shall mean a price designated by the Board or its delegate and which is not less than the Fair Market Value per Share on the date the Stock Appreciation Right is granted. In the case of a General Right which is exercisable only in lieu of exercising a Related Option, unless otherwise specified in the Right Agreement, the Award Price shall be the exercise price of such Related Option.

           (c) Board or its delegate: The term "Board or its delegate" shall mean the Company's Board of Directors or its delegate as set forth in Sections 3(d) and 3(e) hereinbelow.

           (d) Change of Control: The term "Change of Control" shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the Securities and Exchange Commission or any stock exchange on which the Company's shares are listed which requires the reporting of a change of control. In addition, a Change of Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities; or (ii) in any two-year period, individuals who were members of the Board of Directors (the "Board") at the beginning of such period plus each new director whose election or nomination for election was approved by at least two-thirds of the directors in office





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immediately prior to such election or nomination, cease for any reason to constitute at least a majority of the Board; or (iii) a majority of the members of the Board in office prior to the happening of any event and who are still in office after such event, determines in its sole discretion within one year after such event, that as a result of such event there has been a Change of Control. The Board or its delegate may, at its discretion, define a Change of Control differently for purposes of any individual option agreement.

                       Notwithstanding the foregoing definition, "Change of Control" shall exclude the acquisition of securities representing more than 20% of the combined voting power of the Company by the Company, any of its wholly-owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company. As used herein, the term "beneficial owner" shall have the same meaning as under Section 13(d) of the Exchange Act and related case law.

           (e) Code: The term "Code" shall mean the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time.

           (f) Company: The term "Company" shall mean Advanced Micro Devices, Inc., a Delaware corporation.

           (g) Constructive Termination: The term "Constructive Termination" shall mean a resignation by a Participant who has been elected by the Company's Board of Directors as a corporate officer of the Company, due to diminution or adverse change in the circumstances of such Participant's employment with the Company, as determined in good faith by the Participant, including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company, and such termination shall be deemed to occur on the date such notice is delivered to the Company.

           (h) Disinterested Director: The term "Disinterested Director" shall mean a member of the Board of Directors of the Company who has not, during the one year prior to service as an administrator of the Plan, or during such service, been granted or awarded equity securities of the Company pursuant to this Plan (except for automatic grants of options to Outside Directors pursuant to Section 8 hereof) or any other plan of the Company or any of its Affiliates.

           (i) Event Price per Share: The term "Event Price per Share" as used in Section 12 with respect to the exercise of a Limited Right shall mean the highest price per Share paid in connection with the event constituting a Change of Control. Any securities or property which are part or all of the consideration paid for Shares in connection with the event constituting a Change of Control shall be valued in determining the Event Price per Share at the highest of (A) the valuation placed on such securities or property by the corporation, person or other entity which paid such price or (B) the valuation placed on such securities or property by the Board of Directors.

           (j) Fair Market Value per Share: The term "Fair Market Value per Share" shall mean as of any day (i) the closing price for Shares on the New York Stock Exchange as reported on the composite tape on the day as of which such determination is being made or, if there was





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no sale of Shares reported on the composite tape on such day, on the most recently preceding day on which there was such a sale, or (ii) if the Shares are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is made, the amount determined by the Board or its delegate to be the fair market value of a Share on such day.

           (k) ISO: The term "ISO" shall mean a stock option described in Section 422(b) of the Code.

           (l) NSO: The term "NSO" shall mean a nonstatutory stock option not described in Sections 422(b) or 423(a) of the Code.

           (m) Option: The term "Option" shall mean (except as herein otherwise provided) a stock option granted under this Plan.

           (n) Outside Director: The term "Outside Director" shall mean a member of the Board of Directors of the Company who is not also an employee of the Company or an Affiliate.

           (o) Participant: The term "Participant" shall mean any person who holds an Option or a Stock Appreciation Right granted under this Plan.

           (p) Plan: The term "Plan" shall mean this Advanced Micro Devices, Inc. 1992 Stock Incentive Plan, as amended from time to time.

           (q) Shares: The term "Shares" shall mean shares of Common Stock of the Company and any shares of stock or other securities received as a result of the adjustments provided for in Section 14 of this Plan.

           (r) Related Option: The term "Related Option" shall mean an Option with respect to which a Right has been granted which is exercisable only to the extent that such Option has not previously been exercised.

           (s) Rights: The term "General Right" shall mean a Stock Appreciation Right granted pursuant to the provisions of Section 11 of this Plan. The term "Limited Right" shall mean a Stock Appreciation Right granted pursuant to the provisions of Section 12 of this Plan. The term "Right" shall mean any General Right or Limited Right.

           (t) Stock Appreciation Right: The term "Stock Appreciation Right" shall mean a right granted under this Plan to receive, without payment to the Company, cash and/or Shares equivalent in value to the Spread as defined in Sections 11 and 12 of this Plan.

           (u) Window Period: The term "Window Period" shall mean the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date.





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3.         ADMINISTRATION

           (a) The Board of Directors (the "Board"), whose authority shall be plenary, shall administer the Plan and may delegate part or all of its administrative powers with respect to part or all of the Plan pursuant to
Section 3(d); provided, however, that the Board of Directors shall delegate administration of the Plan to the extent required by Section 3(e).

           (b) Except for automatic grants of Options to Outside Directors pursuant to Section 8 hereof, the Board or its delegate shall have the power, subject to and within the limits of the express provisions of the
Plan:

                       (1) To grant Options and Rights pursuant to the Plan.

                       (2) To determine from time to time which of the eligible persons shall be granted Options or Rights under the Plan, the number of Shares for which each Option or Right shall be granted, the term of each granted Option or Right and the time or times during the term of each Option or Right within which all or portions of each Option or Right may be exercised (which at the discretion of the Board or its delegate may be accelerated).

                       (3) With respect to persons who are not also executive officers, to grant Options and/or Rights in exchange for cancellation of Options and/or Rights granted earlier at different exercise prices; provided, however, nothing contained herein shall empower the Board or its delegate to grant an ISO under conditions or pursuant to terms that are inconsistent with the requirements of
           Section 422 of the Code.

                       (4) To prescribe the terms and provisions of each Option and/or Right granted (which need not be identical) and the form of written instrument that shall constitute the Option and/or Right agreement.

                       (5) To take appropriate action to amend any Option and/or Right hereunder, including to amend the vesting schedule of any outstanding Option or Right, or to cause any Option granted hereunder to cease to be an ISO, provided that no such action adverse to a Participant's interest may be taken by the Board or its delegate without the written consent of the affected Participant.

           (c) The Board or its delegate shall also have the power, subject to and within the limits of the express provisions of this Plan:

                       (1) To construe and interpret the Plan and Options and Rights granted under the Plan, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board or its delegate, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any Option or Right agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.





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                       (2)        Generally, to exercise such powers and to
           perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

           (d) The Board of Directors may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under Sections 3(b) and (c) above), under either or both of the following:

                       (1) with respect to the participation of or granting of Options or Rights to an employee who is not subject to
           Section 16 of the Exchange Act, to a committee of one or more members of the Board of Directors, whether or not such members of the Board of Directors are Disinterested Directors;

                       (2) with respect to matters other than the selection for participation in the Plan, substantive decisions concerning the timing, pricing, amount or other material term of an Option or Right, to a committee of one or more members of the Board of Directors, whether or not such members of the Board of Directors are Disinterested Directors, or to one or more officers of the Company.

           (e) Unless each member of the Board is a Disinterested Director, the Board shall, by resolution, delegate administration of the Plan with respect to the participation in the Plan of employees who are subject to
Section 16 of the Exchange Act, including its powers to select such employees for participation in the Plan, to make substantive decisions concerning the timing, pricing, amount or any other material term of an Option or Right, to a committee of two or more Disinterested Directors. Any committee to which administration of the Plan is so delegated pursuant to this Section 3(e) may also administer the Plan with respect to an employee described in Section 3(d)(1) above.

           (f) Except as required by Section 3(e) above, the Board shall have complete discretion to determine the composition, structure, form, term and operations of any committee established to administer the Plan. If administration is delegated to a committee, unless the Board otherwise provides, the committee shall have, with respect to the administration of the Plan, all of the powers and discretion theretofore possessed by the Board and delegable to such committee, subject to any constraints which may be adopted by the Board from time to time and which are not inconsistent with the provisions of the Plan. The Board at any time may revest in the Board any of its administrative powers under the Plan, except under circumstances where a committee is required to administer the Plan under Section 3(e) above.

           (g) The determinations of the Board or its delegate shall be conclusive and binding on all persons having any interest in this Plan or in any awards granted hereunder.

4.         SHARES SUBJECT TO PLAN

           Subject to the provisions of Section 14 (relating to adjustments upon changes in stock), the Shares which may be issued pursuant to the exercise of Options or Rights granted under the Plan shall not exceed in the aggregate ninemillion three hundred fifty thousand (9,350,000) Shares of the Company's authorized Common Stock and may be unissued Shares or





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reacquired Shares or Shares bought on the market for the purposes of issuance under the Plan. If any Options or Rights granted under the Plan shall for any reason be cancelled, terminate or expire without having been exercised in full, the Shares subject to such Options or Rights shall be available again for the purposes of the Plan, except for Shares subject to a Related Option which is cancelled due to the exercise for Shares of a Right related to such Option, and except for Shares subject to a Right which is cancelled due to the exercise for Shares of an Option related to such Right. Shares which are delivered or withheld from the Shares otherwise due on exercise of an Option or Right may be reused and sold pursuant to Options or Rights granted to a Participant who is not subject to Section 16 of the Exchange Act. If a Right is exercised for cash, the Shares underlying the Right or cancelled related Option, if any, shall become available again for the grant of Options or Rights to any Participant.


5.         ELIGIBILITY

           Options and/or Rights may be granted only to full or part-time employees of the Company and/or of any Affiliate. Outside Directors shall not be eligible for the benefits of the Plan, except as provided in Section 8 hereof. Any employee or Outside Director may hold more than one Option and Right at any time.


6.         STOCK OPTIONS -- GENERAL PROVISIONS

           (a) Except for automatic grants of Options to Outside Directors under Section 8 hereof, each Option granted pursuant to the Plan may, at the discretion of the Board or its delegate, be granted either as an ISO or as an NSO. No option may be granted alternatively as an ISO and as an NSO.

           (b) To the extent that the aggregate exercise price for ISOs which are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plans of the Company or its Affiliates) exceeds $100,000, such options shall be treated as NSOs.

           (c) No ISO may be granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of the Company or any of its Affiliates unless the exercise price is at least 110% of the Fair Market Value per Share of the stock subject to the option and the term of the option does not exceed five (5) years from the date such ISO is granted.


7.         TERMS OF OPTION AGREEMENT

           Except as otherwise required by the terms of Section 8 hereof, each option agreement shall be in such form and shall contain such terms and conditions as the Board or its delegate from time to time shall deem appropriate, subject to the following limitations:





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           (a)         The term of any Option (other than an ISO) shall not be
greater than ten (10) years and one day from the date it was granted. The term of any ISO shall not be greater than ten (10) years from the date it was granted.

           (b) The exercise price of each Option shall be not less than the Fair Market Value per Share of the stock subject to the Option on the date the Option is granted.

           (c) Unless otherwise specified in the option agreement, no Option shall be transferable otherwise than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as otherwise permitted by regulations and interpretations under Section 16 of the Exchange Act.

           (d)         Except as otherwise provided in paragraph (e) of this
Section 7, the rights of a Participant other than an Outside Director to exercise an Option shall be limited as follows:

                       (1) DEATH OR DISABILITY: If a Participant's employment is terminated by Death or Disability, then the Participant or the Participant's estate, or such other person as may hold the option, as the case may be, shall have the right for a period of twelve (12) months following the date of Death or Disability, or for such other period as the Board or its delegate may fix, to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of his Death or Disability, or to such extent as may otherwise be specified by the Board or its delegate (which may so specify after the date of his Death or Disability but before expiration of the Option), provided the actual date of exercise is in no event after the expiration of the term of the Option. A Participant's estate shall mean his legal representative or any person who acquires the right to exercise an Option by reason of the Participant's Death or Disability.

                       (2) MISCONDUCT: If a Participant is determined by the Board or its delegate to have committed an act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company (or Affiliate), or deliberate disregard of the rules of the Company (or Affiliate), or if a Participant makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate), engages in any conduct which constitutes unfair competition with the Company (or Affiliate), induces any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or induces any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any shares whatsoever, after termination of employment, whether or not after termination of employment the Participant may receive payment from the Company (or Affiliate) for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board or its delegate shall give the Participant an opportunity to present to the Board or its delegate evidence on his behalf. For the purpose of this paragraph, termination of employment shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his employment is terminated.





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                       (3)        TERMINATION FOR OTHER REASONS:  If a
           Participant's employment is terminated for any reason other than those mentioned above under "DEATH OR DISABILITY" or "MISCONDUCT," the Participant, the Participant's estate, or such other person who may then hold the Option may, within three months following such termination, or within such longer period as the Board or its delegate may fix, exercise the Option to the extent such Option was exercisable by the Participant on the date of termination of his employment, or to the extent otherwise specified by the Board or its delegate (which may so specify after the date of the termination of his employment but before expiration of the Option) provided the date of exercise is in no event after the expiration of the term of the Option.

                       (4) DIVORCE: If an Option or any portion thereof is transferred pursuant to a qualified domestic relations order to a former spouse who is neither an Outside Director nor an employee of the Company or any of its Affiliates, the former spouse shall have the right for the period of twelve months following the date of transfer, or such other period as the Board or its delegate may fix, to exercise the Option to the extent the Participant was entitled to exercise such option on the date of transfer. Unless otherwise specified in the option agreement or by court order, the date of transfer shall be the date the qualified domestic relations order is executed.

           (e) If any Participant's employment is terminated by the Company for any reason other than for Misconduct or, if applicable, by Constructive Termination, within one year after a Change of Control has occurred, then all Options held by such Participant shall become fully vested for exercise upon the date of termination, irrespective of the vesting provisions of the Participant's option agreement. For purposes of this subsection (e), the term "Change of Control" shall have the meaning assigned by this Plan, unless a different meaning is defined in an individual Participant's option agreement.

           (f) Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or its delegate shall deem appropriate.

           (g) The maximum number of shares which are subject to Options granted to any individual, plus the maximum number of Rights which are not associated with a Related Option and which are granted to any individual, shall not exceed in the aggregate two million (2,000,000) shares over the full ten-year life of the Plan.


8.         AUTOMATIC GRANTS TO OUTSIDE DIRECTORS

           (a) On the date of adoption of this Plan by the Board, each Outside Director shall be granted an option to purchase 12,000 Shares under the Plan (the "First Option"). Thereafter, on the first business day coincident with or following each annual meeting of the Company's stockholders, each Outside Director reported as being elected shall be granted an additional option to purchase 3,000 Shares under the Plan (the "Annual Option"); provided, however, that an Outside Director who has not previously





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been elected as a member of the Board of Directors of the Company shall then be granted a First Option; i.e., an option to purchase 12,000 Shares under the Plan. Further, subject to the right of any Outside Director who has not previously been elected as a member of the Board of Directors of the Company to receive a First Option, if there are insufficient Shares available under the Plan for each Outside Director to receive an Annual Option (as adjusted) in any year, the number of Shares subject to each Annual Option in such year shall equal the total number of available Shares then remaining under the Plan divided by the number of Outside Directors on such date, as rounded down to avoid fractional Shares. All Options granted to Outside Directors shall be subject to the following terms and conditions of this Section 8.

           (b) Nonstatutory Options. All Options granted to Outside Directors pursuant to the Plan shall be NSOs.

           (c) Exercise Price. The exercise price under each Option granted to an Outside Director shall be one hundred percent of the Fair Market Value per Share subject thereto on the date the Option is granted and shall be payable in full at the time the Option is exercised (i) in cash or by certified check, (ii) by delivery of Shares to the Company which shall have been owned for at least six months and have a Fair Market Value per Share on the date of surrender equal to the exercise price, or (iii) by delivery to the Company of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company from sale or loan proceeds the amount required to pay the exercise price and any applicable tax withholding.

           (d) Duration and Vesting of Options. Each Option granted to an Outside Director shall be for a term of ten years plus one day. Each First Option shall vest and become exercisable on July 15 of subsequent calendar years, according to the following schedule: 4,800 shares in the first calendar year following the date of grant; 3,600 shares in the second such calendar year; 2,400 shares in the third such calendar year; and 1,200 shares in the fourth such calendar year. Each Annual Option shall vest and become exercisable on July 15 of subsequent calendar years according to the following schedule: in equal installments of 1,000 shares each in the second, third and fourth calendar years following the date of grant. Any Shares acquired by an Outside Director upon exercise of an option shall not be freely transferable until six months after the date stockholder approval referred to in Section 15 hereof is obtained.

           (e)         Termination of Tenure on the Board.   The rights to
exercise an Option granted to an Outside Director shall be limited as follows:

                       (1) DEATH, DISABILITY OR TERMINATION: If an Outside Director's tenure on the Board is terminated for any reason, then the Outside Director or the Outside Director's estate, as the case may be, shall have the right for a period of twelve months following the date such tenure is terminated to exercise the Option to the extent the Outside Director was entitled to exercise such Option on the date the Outside Director's tenure terminated; provided the actual date of exercise is in no event after the expiration of the term of the Option. An Outside Director's "estate" shall mean the Outside Director's legal representative or any person who acquires the right to exercise an Option by reason of the Outside Director's Death or Disability.

                       (2) DIVORCE: If an Option or any portion thereof is transferred pursuant to a qualified domestic relations order to a former spouse who is neither an Outside





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           Director nor an employee of the Company or any of its Affiliates, the former spouse shall have the right for the period of twelve months following the date of transfer, or such other period as the Board or its delegate may fix, to exercise the Option to the extent the Participant was entitled to exercise such option on the date of transfer. Unless otherwise specified in the option agreement or by court order, the date of transfer shall be the date the qualified domestic relations order is executed.

           (f) The automatic grants to Outside Directors pursuant to this Section 8 shall not be subject to the discretion of any person. The other provisions of this Plan shall apply to the Options granted automatically pursuant to this Section 8, except to the extent such other provisions are inconsistent with this Section 8.


9.         PAYMENTS AND LOANS UPON EXERCISE OF OPTIONS

           With respect to Options other than Options granted to Outside Directors pursuant to Section 8, the following provisions shall apply:

           (a) The exercise price of Shares sold pursuant to an Option shall be paid either in full in cash or by certified check at the time the Option is exercised or in accordance with any deferred payment arrangement that the Board or its delegate in its discretion may approve.

           (b) In addition, if and to the extent authorized by the Board or its delegate, Participants may make all or any portion of any payment due to the Company upon exercise of an Option (i) by delivery of any property (including securities of the Company) other than cash, so long as such property constitutes valid consideration for the stock under applicable law and has a fair market value on date of delivery equal to the exercise price, or (ii) by delivery to the Company of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company from sale or loan proceeds the amount required to pay the exercise price and any applicable tax withholding. If securities of the Company are delivered in payment of the exercise price pursuant to this paragraph, such securities shall have been owned for at least six months (or such other period as the Board or its delegate may require) and have a fair market value on the date of surrender equal to the exercise price. Any securities delivered by a Participant who is subject to Section 16 of the Exchange Act must be the same class of stock as the stock to be received upon exercise of the Option.

           (c) The Company may make loans or guarantee loans made by an appropriate financial institution to individual Participants, including officers, on such terms as may be approved by the Board of Directors for the purpose of financing the exercise of Options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

           (d) In addition, a Participant may elect to have the Company withhold from the number of Shares otherwise issuable upon exercise of an Option, a sufficient number of Shares with an aggregate Fair Market Value per Share on the date of exercise equal to the exercise price. Any such election shall be subject to the approval of the Board or its delegate and must be made in compliance with rules and procedures established by the Board or its delegate.





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10.        TAX WITHHOLDING

           (a) Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold taxes relating to the exercise of any Option or Right, the Board or its delegate may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company. In satisfying such obligation with respect to a General or Limited Right exercised for cash, the Company may withhold such taxes from any cash award. With respect to the exercise of an Option or a General Right, in whole or in part, for Shares, the Company may require the payment of such taxes before Shares deliverable pursuant to such exercise are transferred to the holder of the Option or General Right.

           (b) With respect to the exercise of an Option or a General Right, in whole or in part, for Shares, a Participant may elect (a "Withholding Election") to pay his withholding tax obligation by the withholding of Shares from the total number of Shares deliverable pursuant to the exercise of such Option or General Right or by delivering to the Company a sufficient number of previously acquired Shares, and may elect to have additional taxes paid by the delivery of previously acquired shares, in each case in accordance with rules and procedures established by the Board or its delegate. Previously owned shares delivered in payment for such taxes must have been owned for at least six months prior to the exercise date, or may be subject to such other conditions as the Board or its delegate may require. The value of Shares withheld or delivered shall be the Fair Market Value per Share on the date the exercise becomes taxable. All Withholding Elections are subject to the approval of the Board or its delegate and must be made in compliance with rules and procedures established by the Board or its delegate.


11.        STOCK APPRECIATION RIGHTS -- GENERAL RIGHTS

           (a) The Board or its delegate shall have authority in its discretion to grant a General Right to any eligible employee. A General Right may be granted to a Participant irrespective of whether such Participant holds, is being granted, or has been previously granted an Option, a Limited Right or a General Right under the Plan. A General Right may be made exercisable without regard to the exercisability of any Option or may be made exercisable only to the extent of, and in lieu of, a Related Option. A General Right may be granted with respect to some or all of the Shares issuable pursuant to the Related Option.

           (b) With respect to the exercise of any General Right for Shares by any Participant, and with respect to the exercise of a General Right for Shares or cash by a Participant who is not subject to Section 16 of the Exchange Act, the term "Spread" as used in paragraph (c) of this Section 11 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Fair Market Value per Share on the date such General Right is exercised over (B) the Award Price by (ii) the number of Shares with respect to which such General Right is being exercised. With respect to the exercise of any General Right for cash by a Participant who is subject to Section 16 of the Exchange Act pursuant to an election made in accordance with paragraphs (c) and
(d) of this Section 11, the term "Spread" as used in paragraph (c) of this
Section 11 shall mean an amount equal to the product computed by multiplying
(i) the excess of (A) the highest Fair Market Value per Share during a Window Period over (B) the

Award Price by (ii) the number of Shares with respect to which such General Right is being exercised. With respect to the exercise of a General Right for cash pursuant to an election made in accordance with paragraph (f) of this
Section 11 by a Participant who is subject to Section 16 of the Exchange Act, the term "Spread" as used in paragraph (c) of this Section 11 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Fair Market Value per Share on the date the election becomes effective over (B) the Award Price by (iii) the number of Shares with respect to which the General Right is being exercised.

           (c) On the exercise of a General Right as provided in paragraph (g) of this Section 11, the holder thereof (subject to compliance with paragraph (d) or paragraph (f) of this Section 11, if applicable) shall be entitled at his election to receive either:

              (i) a number of Shares equal to the quotient computed by dividing the Spread by the Fair Market Value per Share on the date of exercise of the General Right; provided, however, that in lieu of fractional Shares the Company shall pay cash equal to the same fraction of the Fair Market Value per Share on the date of exercise of the General Right; or

              (ii)     an amount in cash equal to the Spread; or

              (iii) a combination of cash in the amount specified in such holder's notice of exercise, and a number of Shares calculated as provided in clause (i) of this paragraph (c), after reducing the Spread by such cash amount, plus cash in lieu of any fractional Share as provided above.


           (d) This paragraph (d) shall only apply to Participants who are subject to Section 16 of the Exchange Act. Unless an election to receive cash upon the exercise of a General Right is made pursuant to paragraph (f) of this Section 11, the Board or its delegate shall have sole discretion to consent to or disapprove, in whole or in part, the election pursuant to either clause (ii) or (iii) of paragraph (c) of this Section 11 of a holder of a General Right to receive cash upon the exercise of a General Right ("Cash Election"). Such consent or disapproval may be given at any time after the Cash Election to which it relates. If the Board or its delegate shall disapprove a Cash Election, in lieu of paying the cash (or any portion thereof) specified in such Cash Election, the Board or its delegate shall determine the cash, if any, to be paid pursuant to such Cash Election and shall issue a number of Shares calculated as provided in clause (i) of paragraph (c) of this
Section 11, after reducing the Spread by such cash to be paid plus cash in lieu of any fractional Share. A Cash Election may be made only (x) with respect to a General Right which has been held at least six months from the date of grant of such General Right, and (y) during a Window Period. A Cash Election made in advance of a Window Period shall be deemed to have been made and to take effect on the first day of the first Window Period occurring after such election.

           (e)         Notwithstanding the provision of paragraph (c) of this
Section 11, if within one year after a Change of Control has occurred the employment of any Participant is terminated by the Company for any reason other than for Misconduct (or, if applicable, by Constructive Termination), then such Participant's General Right shall become fully vested on the date of termination and may be exercised; provided, however, that with respect to a General Right held by a Participant who is subject to Section 16 of the Exchange Act, the event constituting a Change of Control shall have been subject to stockholder approval by non-insider stockholders of the Company, as determined under Rule 16(b)(3) of the Exchange Act, and if such General Right has not been outstanding for at least six months on the date of termination, then such grant shall not be exercisable until such six-month period elapses. Upon an exercise for cash, a holder of a General Right shall be entitled to receive an amount in cash equal to the Spread which, for purposes of this paragraph (e) of this Section 11, shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Fair Market Value per Share on the date such General Right is exercised over (B) the Award Price, by (ii) the number of Shares with respect to which such General Right is being exercised.

           (f) An election by a Participant who is subject to Section 16 of the Exchange Act to receive cash upon the exercise of a General Right may be made without compliance with paragraph (d) of this Section 11, if such election is irrevocable and the receipt of cash pursuant to such election occurs no earlier than six months after such election is made. An election made pursuant to this paragraph (f) may be changed only by a subsequent irrevocable election to take effect no earlier than six months after the date such subsequent election is made.

           (g) To exercise a General Right, the holder shall (i) give notice thereof to the Company in form satisfactory to the Board or its delegate addressed to the Secretary of the Company specifying (A) the number of Shares with respect to which such holder is exercising the General Right and (B) the amount such holder elects to receive in cash, if any, and the amount he elects to receive in Shares with respect to the exercise of the General Right; provided, however, that notice of the exercise of a General Right pursuant to paragraph (e) of this Section 11 shall only specify the number of Shares with respect to which the General Right is being exercised for cash; and (ii) if requested by the Company, deliver the Right Agreement relating to the General Right being exercised and the Option Agreement for any Related Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return the Right Agreement and Option Agreement to the Participant. The date of exercise of a General Right which is validly exercised shall be the date on which the Company shall have received the notice referred to in the first sentence of this paragraph (g).

12.        STOCK APPRECIATION RIGHTS -- LIMITED RIGHTS

           (a) The Board or its delegate shall have authority in its discretion to grant a Limited Right to the holder of a Related Option. A Limited Right may be granted with respect to all or some of the Shares covered by such Related Option. A Limited Right may be granted either at the time of grant of the Related Option or at any time thereafter during its term. A Limited Right may be granted to a Participant irrespective of whether such Participant is being granted or has been granted a General Right with respect to the same Related Option. Unless specified in the Right Agreement as an Automatic Right, a Limited Right may be exercised only during a period of sixty days beginning on the date of a Change of Control; provided, however, that with respect to a Limited Right held by a Participant who is subject to Section 16 of the Exchange Act the event constituting a Change of Control shall have been subject to stockholder approval by non-insider stockholders of the Company, as determined under Rule 16(b)(3) of the Exchange Act, and if such Limited Right has not been outstanding for at least six months on the date of the Change of Control, then the sixty-day period shall not begin until the expiration of six months from the date of grant of such Limited Right. Notwithstanding the provisions of the immediately preceding sentence, each Limited Right shall be exercisable only if and to the extent that the Related Option is exercisable. A Limited Right granted as an Automatic Right, shall be exercised automatically and only for cash, on satisfaction of conditions specified in the Right Agreement; provided that an Automatic Right held by a participant who is subject to Section 16 of the Exchange Act shall not be automatically exercised unless such Automatic Right has been outstanding for at least six months from the date of grant of such Right.

           (b) The term "Spread" as used in this Section 12 with respect to the exercise of any Limited Right shall mean an amount equal to the product computed by multiplying (i) the excess of (A) either (x) the highest Fair Market Value per Share during the sixty-day period ending on the date of the Change of Control, or (y) the Event Price per Share, whichever is greater, over (B) the exercise price per Share at which the Related Option is exercisable, by (ii) the number of Shares with respect to which such Limited Right is being exercised.

           (c) Upon the exercise of a Limited Right as provided in paragraph (e) of this Section 12, the holder thereof shall receive an amount in cash equal to the Spread.

           (d) Notwithstanding any other provision of this Plan, no General Right which has a Related Option may be exercised for cash at any time when any Limited Right which was granted with respect to the same Related Option may be exercised.

           (e) To exercise a Limited Right, the holder shall (i) give notice thereof to the Company in form satisfactory to the Board or its delegate specifying the number of Shares with respect to which such holder is exercising the Limited Right, and (ii) if requested by the Company, deliver the Right Agreement relating to the Limited Right being exercised and the Option Agreement for the Related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return the Right Agreement and the Option Agreement to the employee. The date of exercise of a Limited Right which is validly exercised shall be deemed to be the date on which the Company shall have received the notice referred to in the first sentence of this paragraph (e).


13.        STOCK APPRECIATION RIGHTS -- GENERAL PROVISIONS

           (a) Either a General Right or a Limited Right, or both a General Right and a Limited Right, may be granted with respect to the same Related Option. Upon the exercise of a Right, any Related Option and any other Right granted with respect to the same Related Option shall be considered cancelled to the extent of the Shares with respect to which the Right is exercised. Upon the exercise, cancelleation or termination of any Related Option, the Right or Rights that relate thereto will cease to be exercisable to the extent of the number of Shares with respect to which the Related Option is exercised, cancelled or terminated.

           (b) The Company intends that Sections 11, 12 and 13 shall comply with the requirements of Rule 16b-3 (the "Rule") under the Exchange Act during the term of this Plan. Should any provision of these Sections 11, 12 and 13 fail to comply with or be unnecessary to comply with the requirements of the Rule, the Board may amend this Plan to add to or modify the provisions of this Plan accordingly without seeking stockholder approval.

           (c) Unless otherwise specified in the Right Agreement, no General or Limited Right shall be transferable except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as otherwise permitted by regulations and interpretations under Section 16 of the Exchange Act; provided, however, that the terms of a General or Limited Right granted with respect to an ISO shall comply with the requirements of the Code as necessary to maintain the status of the Related Option as an ISO including, without limitation, transferability and exercisability restrictions.

           (d) A person exercising a General Right shall not be treated as having become the registered owner of any Shares issued on such exercise until such Shares are issued.

           (e) Each General or Limited Right shall be on such terms and conditions not inconsistent with this Plan or the Related Option, if any, as the Board or its delegate may determine and shall be evidenced by a Right Agreement setting forth such terms and conditions executed by the Company and the holder of the General or Limited Right. A General and/or Limited Rightr granted with respect to a Related Option shall be exercisable only if and to the extent the Related Option is exercisable.


14.        ADJUSTMENTS OF AND CHANGES IN THE STOCK

           If there is any change in the Common Stock of the Company by reason of any stock dividend, stock split, spin-off, split up, merger, consolidation, recapitalization, reclassification, combination or exchange of shares, or any other similar corporate event, then the Board or its delegate shall make appropriate adjustments to the number of Shares of Common Stock of the Company theretofore appropriated or thereafter subject or which may become subject to an Option or Right under the Plan. Outstanding Options and Rights shall also be automatically converted as to price and other terms if necessary to reflect the foregoing events. No right to purchase fractional shares shall result from any adjustment in Options or Rights pursuant to this Section 14. In case of any such adjustment, the Shares subject to the Option or Right shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each holder of any Option or Right which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.


15.        EFFECTIVE DATE OF THE PLAN

           The Plan shall become effective when adopted by the Board, but no Option or Right granted under this Plan shall be exercisable until the Plan is approved in the manner prescribed in section 16(a) of this Plan. Any amendment to the Plan shall become effective when adopted by the Board, unless specified otherwise, but no Option or Right granted under any increase in the number of shares authorized to be issued under this Plan shall be exercisable until the increase is approved in the manner prescribed in section 16(a) of this Plan. The amendments to Section 4 which pertain to shares available again for issuance to participants not subject to Section 16 of the Exchange Act shall be effective from December 27, 1993.


16.        AMENDMENT OF THE PLAN

           (a) The Board of Directors at any time, and from time to time, may amend the Plan, subject to the limitation, however, that, except as provided in Section 14 (relating to adjustments upon changes in stock), no amendment for which stockholder approval is required shall be effective unless such approval is obtained within the required time period. Whether stockholder approval is required shall be determined by the Board of Directors. Approval of the stockholders may be obtained, at a meeting of stockholders duly called and held, by the affirmative vote of a majority of the holders of the Company's voting stock who are present or represented by proxy and entitled to vote on the Plan, or by the written consent of the holders of a majority of the outstanding voting stock of the Company. Shares which are present at the meeting but not voted on the Plan are not counted in determining whether a majority has been obtained.

           (b) It is expressly contemplated that the Board may, without seeking approval of the Company's stockholders, amend the Plan in any respect necessary to provide the Company's employees with the maximum benefits provided or to be provided under Section 422 of the Code or Section 16 of the Securities and Exchange Act of 1934 and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan or Options granted under it into compliance therewith.

           (c) Rights and obligations under any Option or Right granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person who holds the Option or Right, which consent may be obtained in any manner that the Board or its delegate deems appropriate.

           (d)         The Board of Directors may not amend the provisions of
Section 8 hereof more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.


17.        TERMINATION OR SUSPENSION OF THE PLAN

           The Board of Directors at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate at the end of ten years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Option or Right may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any Option or Right granted while the Plan is in effect, including the maximum duration and vesting provisions, shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person who holds the Option or Right, which consent may be obtained in any manner that the Board or its delegate deems appropriate.


18.        REGISTRATION, LISTING, QUALIFICATION, APPROVAL OF STOCK AND OPTIONS

           All Options and Rights granted under the Plan are subject to the requirement that if at any time the Board shall determine in its discretion that the registration, listing or qualification of the shares of stock subject thereto on any securities exchange or under any applicable law, or the consent or approval by any governmental regulatory body or the stockholders of the Company, is necessary or desirable as a condition of or in connection with the issuance of shares upon exercise of the Option or Right, the Option or Right may not be exercised in whole or in part unless such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors.


19.        NO RIGHT TO EMPLOYMENT

           Nothing in this Plan or in any Option or Right agreement shall be deemed to confer on any employee any right to continue in the employ of the Company or any Affiliate or to limit the rights of the Company or its Affiliates, which are hereby expressly reserved, to discharge an employee at any time, with or without cause, or to adjust the compensation of any employee.


20.        MISCELLANEOUS

           The use of any masculine pronoun or similar term is intended to be without legal significance as to gender.

                          ADVANCED MICRO DEVICES, INC.
                           1992 STOCK INCENTIVE PLAN


                              TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
1.         Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2.         Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

3.         Administration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

4.         Shares Subject to Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

5.         Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

6.         Stock Options -- General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

7.         Terms of Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

8.         Automatic Grants to Outside Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

9.         Payments and Loans Upon Exercise of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

10.        Tax Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

11.        Stock Appreciation Rights -- General Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

12.        Stock Appreciation Rights -- Limited Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

13.        Stock Appreciation Rights -- General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

14.        Adjustments of and Changes in the Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

15.        Effective Date of the Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

16.        Amendment of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

17.        Termination or Suspension of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

18.        Registration, Listing, Qualification, Approval of Stock and Options  . . . . . . . . . . . . . . . . . .   17

19.        No Right to Employment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

20.        Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17





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